Information Regarding Joint Filers

Designated Filer of Form 3: Bank of America Corporation

Item 2. Date of Event Requiring Statement: September 27, 2002

Item 4. Issuer Name and Ticker Symbol: Comdial Corporation (CMDL)

Designated Filer:	Ownership Form	Nature of Indirect Beneficial Ownership
Bank of America Corporation 100 North Tryon Street Bank of America Plaza Charlotte, NC 28255	Indirect	Indirect 100% Owner of Reported Shares, as 100% Parent of NB Holdings Corporation, which is 100% Parent of Bank of America, N.A.
Joint Filers:
NB Holdings Corporation 100 North Tryon Street Bank of America Plaza Charlotte, NC 28255	Indirect	Indirect 100% Owner of Reported Shares, as 100% Parent of Bank of America, N.A.
Bank of America, N.A. 101 South Tryon Street Bank of America Plaza Charlotte, NC 28255	Direct

SIGNATURES

BANK OF AMERICA CORPORATION

By: Charles F. Bowman Date: September 19, 2003

Title: Senior Vice President

NB HOLDINGS CORPORATION

By: Charles F. Bowman Date: September 19, 2003

Title: Senior Vice President

BANK OF AMERICA, N.A.

By: Charles F. Bowman Date: September 19, 2003

Title: Senior Vice President